Exhibit 99.1

News Release

Contacts:
Steve Himes, 980-636-5636, shimes@chiquita.com, (Investors & Analysts)
Ed Loyd, 980-636-5145, eloyd@chiquita.com, (Media)

CHIQUITA CONFIRMS RECEIPT OF UNSOLICITED OFFER FROM

CUTRALE GROUP AND SAFRA GROUP

Shareholders Advised to Take No Action at This Time

CHARLOTTE, NC – August 11, 2014 – Chiquita Brands International, Inc. (NYSE: CQB), today confirmed that it has received an unsolicited offer from the Cutrale Group and the Safra Group to acquire all of the outstanding common stock of Chiquita at a price of $13.00 per share in cash to Chiquita shareholders.

Consistent with its fiduciary duties, Chiquita’s Board of Directors, in consultation with its legal and financial advisors, will carefully review and consider the offer to determine the course of action that it believes is in the best interests of the Company and its shareholders. Chiquita shareholders are advised to take no action at this time and to await the Board’s recommendation. Chiquita will have no further comment on the Cutrale Group and the Safra Group’s offer until the Board has completed its review.

As previously announced on March 10, 2014, Chiquita entered into a definitive merger agreement with Fyffes plc (ESM: FFY ID: AIM: FFY LN), under which Chiquita would combine with Fyffes in a stock-for-stock transaction. On completion of the transaction, Chiquita shareholders will own approximately 50.7% of ChiquitaFyffes, and Fyffes shareholders owning approximately 49.3% of ChiquitaFyffes, on a fully diluted basis. The agreement creates a global banana and other fresh produce company with approximately $4.6 billion in annual revenues. We continue to strongly believe in the strategic merits and value provided by the proposed transaction with Fyffes plc.

Goldman Sachs is acting as lead financial adviser to Chiquita and Wells Fargo Securities, LLC is acting as financial adviser to the Chiquita Board of Directors. Skadden, Arps, Slate, Meagher & Flom LLP, McCann FitzGerald and Taft Stettinius & Hollister LLP are acting as legal counsel to Chiquita.

About Chiquita Brands International, Inc.

Chiquita Brands (NYSE:CQB) is a leading international marketer and distributor of nutritious, high-quality fresh and value-added food products - from energy-rich bananas, blends of convenient green salads, other fruits to healthy snacking products. The company markets its healthy, fresh products under the Chiquita® and Fresh Express® premium brands and other related trademarks. With annual revenues of more than $3 billion, Chiquita employs approximately 20,000 people and has operations in approximately 70 countries worldwide. For more information, please visit www.chiquita.com.

Forward Looking Statements

This communication contains certain statements that are “forward-looking statements.” These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita and Fyffes, including: the customary risks experienced by global food companies, such as prices for commodity and other inputs, currency exchange fluctuations, industry and competitive conditions (all of which may be more unpredictable in light of continuing uncertainty in the global economic environment), government regulations, food safety issues and product recalls affecting Chiquita and/or Fyffes or the industry, labor relations, taxes, political instability and terrorism; unusual weather events, conditions or crop risks; continued ability of Chiquita and Fyffes to access the capital and credit markets on commercially reasonable terms and comply with the terms of their debt instruments; access to and cost of financing; and the outcome of pending litigation and governmental investigations involving Chiquita and/or Fyffes, as well as the legal fees and other costs incurred in connection with these items. Readers are cautioned that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Forward-looking statements relating to the combination involving Fyffes and Chiquita include, but are not limited to: statements about the benefits of the combination, including expected synergies and future financial and operating results; Fyffes and Chiquita’s plans, objectives, expectations and intentions; the expected timing of completion of the combination; and other statements relating to the combination that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements.

With respect to the combination, these factors include, but are not limited to: risks and uncertainties relating to the ability to obtain the requisite Fyffes and Chiquita shareholder approvals; the risk that Fyffes or Chiquita may be unable to obtain governmental and regulatory approvals required for the combination, or required governmental and regulatory approvals may delay the combination or result in the imposition of conditions that could reduce the anticipated benefits from the combination or cause the parties to abandon the combination; the risk that a condition to closing of the combination may not be satisfied; the length of time necessary to consummate the combination; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the combination may not be fully realized or may take longer to realize than expected; disruption arising as consequence of the combination making it more difficult to maintain existing relationships or establish new relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the ability of the combined company to retain and hire key personnel; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect.

These risks, as well as other risks associated with the combination, are more fully discussed in the Proxy Statement/Prospectus/Scheme Circular that is included in the Registration Statement on Form S-4 that was filed with the SEC in connection with the combination and are contained in the definitive Proxy Statement/Prospectus/Scheme Circular being mailed to shareholders. Additional risks and uncertainties are identified and discussed in Chiquita’s reports filed with the SEC and available at the SEC’s website at www.sec.gov and in Fyffes reports filed with the Registrar of companies available at Fyffes website at www.fyffes.com. Forward-looking statements included in this document speak only as of the date of this document. Neither Chiquita nor Fyffes undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this communication.

No statement in this communication is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Chiquita, or Fyffes or ChiquitaFyffes, as appropriate. No statement in this communication constitutes an asset valuation.

Statement Required by the Takeover Rules

The directors of Chiquita accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Chiquita (who have taken all reasonable care to ensure that such is the case), the information contained in this communication for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Chiquita Contacts:

Investors

Steve Himes

1 980-636-5636

shimes@chiquita.com

Media

Ed Loyd

1 980-636-5145

eloyd@chiquita.com

Kelly Sullivan, Averell Withers or Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

1 212-355-4449